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                                                                 EXHIBIT 23.20




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-00000) pertaining to the Republic Rewards 401(k) Plan of Republic Industries, Inc. of our report dated March 14, 1997, with respect to the financial statements of Value Rent-A-Car, Inc. as of and for the year ended December 31, 1996 included in Republic Industries, Inc.'s Current Report on Form 8-K dated September 15, 1997, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP



West Palm Beach, Florida
December 15, 1997